UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2015 (January 22, 2015)

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry Into a Material Definitive Agreement.

On January 22, 2015, EQT Midstream Partners, LP (the Partnership) entered into a First Amendment to Amended and Restated Credit Agreement and Release of Guarantors (the Amendment) among the Partnership, the Guarantors party thereto, Wells Fargo Bank, National Association, as Administrative Agent (in such capacity, the Administrative Agent) and the other lenders party thereto, which amends that certain Amended and Restated Credit Agreement, dated as of February 18, 2014 (the Credit Agreement), among the Partnership, the Guarantors party thereto, the Administrative Agent and the other lenders party thereto.

The Amendment, among other things:

•                  amends the definitions of “Consolidated Debt”, “Consolidated EBITDA”, “Consolidated Subsidiary” and “Subsidiary” to exclude Mountain Valley Pipeline, LLC, a Delaware limited liability company (together with its subsidiaries, MVP), a joint venture between EQT Corporation (EQT) and a third-party that EQT has announced it intends to transfer to the Partnership;

•                  permits MVP to incur non-recourse debt which may be secured by a pledge of the interests of MVP without affecting the calculation of the consolidated leverage ratio in the Credit Agreement;

•                  amends the debt covenant to allow (i) the Partnership to incur debt, subject to compliance with the consolidated leverage ratio and (ii) the Partnership’s subsidiaries to incur debt not to exceed 15% of the Partnership’s consolidated net tangible assets; and

•                  releases the existing subsidiary guarantors under the Credit Agreement from their obligations in connection with their guarantees of the obligations under the Credit Agreement.

The foregoing description of the Amendment and the Credit Agreement, as amended by the Amendment (the Amended Credit Agreement), does not purport to be a complete statement of the parties’ rights and obligations under the Amendment or the Amended Credit Agreement and the transactions contemplated by the Amendment and the Amended Credit Agreement.  The foregoing description of the Amendment and the Amended Credit Agreement is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and the Credit Agreement, which is attached to the Partnership’s Form 8-K filed on February 18, 2014 as Exhibit 10.1.

Additionally, in connection with the release of the subsidiary guarantors from their obligations in connection with their guarantees under the Credit Agreement, the subsidiary guarantors under the Partnership’s Indenture dated as of August 1, 2014 (the Original Indenture), among the Partnership, as issuer, the Subsidiary Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the Trustee), as supplemented by that certain First Supplemental Indenture dated as of August 1, 2014 (the First Supplemental Indenture), among the Partnership, the Subsidiary Guarantors party thereto and the Trustee, pursuant to which the Partnership issued its 4.00% senior notes due 2024 (the Original Indenture, as supplemented by the First Supplemental Indenture, the Indenture) were released from their guarantees of the 4.00% senior notes due 2024 under the Indenture.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1

First Amendment to Amended and Restated Credit Agreement and Release of Guarantors, dated as of January 22, 2015, among the Partnership, the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

	By:	EQT Midstream Services, LLC,
its general partner

	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer

Date: January 22, 2015

Signature Page to Form 8-K

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1

First Amendment to Amended and Restated Credit Agreement and Release of Guarantors, dated as of January 22, 2015, among the Partnership, the Guarantors party thereto, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.